Exhibit 99.1

Paltalk, Inc. Reports Third Quarter 2021 Financial Results

6th Consecutive Quarter of Greater Than $3.3 Million Revenue and Positive Adjusted EBITDA Driven by Recurring Subscription Revenue

Over $21 Million of Cash on Balance Sheet Following October Capital Raise

Jericho, NY - November 9, 2021 (GLOBE NEWSWIRE) — via NewMediaWire — Paltalk, Inc., (“Paltalk,” the “Company,” “we,” “our” or “us”) (Nasdaq: PALT), a leading communications software innovator that powers multimedia social applications, today announced financial and operational results for the third quarter ended September 30, 2021.

Key Financial Highlights for Three Months Ended September 30, 2021 Compared to Prior Year Period

●	Revenue increased 2% to $3.4 million

●	Advertising revenue increased 75% to $0.2 million

●	Adjusted EBITDA of $0.3 million

●	Net loss decreased $1.2 million to $0.4 million

●	Operating cash flow positive by $0.5 million

●	Investing cash flow positive of $0.5 million from sale of digital tokens

Business Highlights for the Three Months Ended September 30, 2021

●	Completed an uplist of common stock to The Nasdaq Capital Market

●	Raised net proceeds of approximately $3.5 million in connection with an underwritten public offering of 1,333,310 shares of common stock (which includes the full exercise of the underwriter’s over-allotment option) at a price to the public of $3.00 per share

Subsequent Events

●	Raised gross proceeds of approximately $11.6 million, before deducting underwriting discounts, commissions and other offering expenses, in connection with an underwritten public offering of 1,552,500 shares of common stock (which includes the full exercise of the underwriter’s over-allotment option) at a price to the public of $7.50 per share

Management Commentary

Jason Katz, Chairman and CEO of Paltalk, commented, “We continue to be pleased with our quarterly results which again are consistent and solid due to our recurring revenue subscription model. This marks our sixth consecutive quarter of revenue in the $3.3 – 3.5 million range and Adjusted EBITDA of $0.3 – 0.5 million range. Our overall engagement remains strong, as users continue to seek out and utilize our platforms to connect with other people with common interests.”

Katz, continued, “We are thrilled with our recent capital raise that brought in an additional $11.5 million cash at a price that was 150% above where we had raised money in August when we uplisted to Nasdaq. We have over $21 million in cash following the October offering, which enables us to potentially invest in both organic and accretive growth opportunities. We believe we are now ready to enter the next growth phase of our business. Internally, we have identified areas for growth in marketing, development in applications and extension to business-to-business opportunities.”

Katz, concluded, “We have built a strong stable platform over the last several quarters and now with good momentum and a strong balance sheet we are well-positioned for continued growth, including strategic accretive acquisitions. Our team and advisors are working on creating a robust pipeline of targeted acquisitions to consider. While we continue to be good stewards of our cash, and do not intend to effect another offering in the foreseeable future unless in connection with an acquisition, we believe there are opportunities that we can now take advantage of, whereby one plus one would equal greater than two, which could potentially create shareholder value.

We look forward to continuing to update the market and our shareholders with our progress.”

Financial Results for Three Months Ended September 30, 2021

●	Revenue for the three months ended September 30, 2021 increased by 2% to $3.4 million, compared to $3.3 million for the three months ended September 30, 2020. This growth was mainly driven by an increase in subscription revenue;

●	Loss from operations for the three months ended September 30, 2021 decreased by $1.0 million to $0.5 million, compared to income from operations of $0.5 million for the same period in 2020. The decrease was mainly a result of a non-cash impairment loss on digital tokens of approximately $0.6 million and increase of $0.3 million in operating expenses related to growing revenue as well an increase of $0.2 million of general and administrative expenses;

●	Net loss for the three months ended September 30, 2021 decreased by $1.2 million to $0.4 million, compared to income of $0.7 million for the three months ended September 30, 2020; and

●	Adjusted EBITDA for the three months ended September 30, 2021 decreased by $0.4 million to $0.3 million, compared to $0.7 million the three months ended September 30, 2020.

Financial Results for Nine Months Ended September 30, 2021

●	Revenue for the nine months ended September 30, 2021 increased by 8% to $10.2 million, compared to $9.4 million for the nine months ended September 30, 2020. This growth was mainly driven by an increase in subscription revenue and technology service revenue;

●	Income from operations for the nine months ended September 30, 2021 decreased by $0.2 million to $0.5 million, compared to $0.7 million for the same period in 2020. The income from operations for the nine months ended September 30, 2021 included a non-cash impairment loss on digital tokens of approximately $0.8 million;

●	Net income for the nine months ended September 30, 2021 increased by $0.5 million to $1.3 million, compared to $0.8 million for the nine months ended September 30, 2020;

●	Sold approximately 32.4 million Props tokens for proceeds of $0.8 million during the nine months ended September 30, 2021;

●	Cash and cash equivalents totaled $10.7 million at September 30, 2021, an increase of $5.1 million compared to December 31, 2020; and

●	Currently, the Company has no long-term debt on its balance sheet.

Key Financial and Operating Metrics from Operations (unaudited):

(in thousands, except for percentages)

	Three Months Ended
	September 30,		Change
	2021	2020	$	%
Subscription revenue	$3,149	$3,125	$24	1%
Advertising revenue	151	86	65	76%
Technology service revenue	78	98	(20)	(20)%
Total revenues	$3,378	$3,309	$69	2%
(Loss) income from operations	($457)	$544	($1,001)	(184)%
Net (loss) income	($409)	$747	($1,156)	(155)%
Net cash provided by operating activities	$478	$490	($12)	(2)%
Adjusted EBITDA (a non-GAAP measure)	$301	$733	($432)	(59)%

	Nine Months Ended September 30,		Change
	2021	2020	$	%
Subscription revenue	$9,410	$8,986	$424	5%
Advertising revenue	304	200	104	52%
Technology service revenue	452	225	227	101%
Total revenues	$10,166	$9,411	$755	8%
Income from operations	$529	$711	($182)	(26)%
Net income	$1,329	$840	$489	58%
Net cash provided by operating activities	$1,090	$913	$177	19%
Adjusted EBITDA (a non-GAAP measure)	$1,504	$1,206	$298	25%

ABOUT PALTALK, INC. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 18 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words.  Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the Company’s ability to retain the listing of its common stock on The Nasdaq Capital Market; the impact of the COVID-19 pandemic on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights;  the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@paltalk.com

Brian Loper

ClearThink

bloper@clearthink.capital

347-413-4234

PALTALK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$(409,036)	$746,848	$1,329,377	$840,005
Stock compensation expense	93,430	47,707	(67,544)	194,096
Depreciation and amortization expense	92,257	141,971	286,447	441,864
Gain on office lease termination	-	-	-	(141,001)
Impairment loss on digital tokens	571,458	-	756,195	-
Interest expense (income), net	195	1,959	(1,852)	(9,018)
Gain from Sale of Secured Communications Assets	-	(250,000)	-	(250,000)
Gain on extinguishment of term debt	-	-	(506,500)	-
Realized gain from sale of digital tokens	(53,867)	48,285	(301,160)	72,123
Other expense	-	-	-	56,042
Income tax expense (benefit)	6,166	(3,300)	9,466	1,700
Reported Adjusted EBITDA	$300,603	$733,470	$1,504,429	$1,205,811

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, and other key metrics, including subscription bookings, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company Adjusted EBITDA is defined as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization expense, gain on office lease termination, impairment loss on digital tokens, interest expense (income), net, gain from sale of Secured Communications Assets, gain on extinguishment of term debt, realized gain from sale of digital tokens, other expense, net, and provision for income taxes. The Company calculates subscription bookings as subscription revenue recognized during the period plus the change in deferred subscription revenue recognized during the period.

Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; net loss from discontinued operations; interest income, net; other expense, net; gain on sale of the Dating Services Business; income tax expense from continuing operations; gain on office lease termination; impairment loss on goodwill; gain from sale of Secured Communication Assets; loss on disposal of property and equipment; our working capital requirements; the impairment loss on digital tokens; realized gain (loss) from the sale of digital tokens; the potentially dilutive impact of stock-based compensation; gain on the extinguishment of term debt; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PALTALK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,712,832	$5,585,420
Accounts receivable, net of allowances of $3,648 as of September 30, 2021 and December 31, 2020, respectively	117,588	71,410
Prepaid expense and other current assets	211,262	236,704
Total current assets	11,041,682	5,893,534
Operating lease right-of-use asset	259,282	68,967
Property and equipment, net	107,830	255,777
Goodwill	6,326,250	6,326,250
Intangible assets, net	242,710	381,210
Digital tokens	53,899	439,145
Digital tokens receivable	-	210,000
Other assets	13,937	13,937
Total assets	$18,045,590	$13,588,820

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,108,628	$742,141
Accrued expenses and other current liabilities	157,697	254,084
Operating lease liabilities, current portion	79,849	68,967
Digital tokens payable	333,446	123,397
Term debt, current portion	-	338,792
Deferred subscription revenue	1,858,955	2,058,721
Total current liabilities	3,538,575	3,586,102
Operating lease liabilities, non-current portion	179,433	-
Term debt, non-current portion	-	167,708
Total liabilities	3,718,008	3,753,810
Commitments and Contingencies (Note 12)
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, and 8,249,714 and 6,916,404 shares issued and 8,239,764 and 6,906,454 shares outstanding as of September 30, 2021 and December 31, 2020, respectively	8,250	6,917
Treasury stock, 9,950 shares at par as of September 30, 2021 and December 31, 2020	(10,859)	(10,859)
Additional paid-in capital	24,729,903	21,568,041
Accumulated deficit	(10,399,712)	(11,729,089)
Total stockholders’ equity	14,327,582	9,835,010
Total liabilities and stockholders’ equity	$18,045,590	$13,588,820

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Subscription revenue	$3,148,822	$3,124,999	$9,410,096	$8,985,741
Advertising revenue	151,318	86,256	303,601	199,779
Technology service revenue	77,507	98,000	451,755	224,952
Total revenues	3,377,647	3,309,255	10,165,452	9,410,472
Costs and expenses:
Cost of revenue	744,566	632,462	2,021,863	1,940,616
Sales and marketing expense	323,758	204,371	836,413	617,457
Product development expense	1,334,732	1,223,818	3,930,763	3,730,398
General and administrative expense	859,675	704,812	2,090,887	2,411,149
Impairment loss on digital tokens	571,458	-	756,195	-
Total costs and expenses	3,834,189	2,765,463	9,636,121	8,699,620
Income (loss) from operations	(456,542)	543,792	529,331	710,852
Interest (expense) income, net	(195)	(1,959)	1,852	9,018
Gain from sale of Secured Communications Assets	-	250,000	-	250,000
Gain on extinguishment of term debt	-	-	506,500	-
Realized gain (loss) from the sale of digital tokens	53,867	(48,285)	301,160	(72,123)
Other expense	-	-	-	(56,042)
Income (loss) from operations before provision for income taxes	(402,870)	743,548	1,338,843	841,705
Provision (benefit) for income taxes	(6,166)	3,300	(9,466)	(1,700)
Net income (loss)	$(409,036)	$746,848	$1,329,377	$840,005

Net income (loss) per share of common stock:
Basic	$(0.05)	$0.11	$0.19	$0.12
Diluted	$(0.05)	$0.11	$0.18	$0.12
Weighted average number of shares of common stock used in calculating net income per share of common stock:
Basic	7,718,034	6,889,334	7,179,953	6,877,355
Diluted	7,718,034	6,895,588	7,201,504	6,879,440

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$1,329,377	$840,005
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation of property and equipment	147,947	249,614
Amortization of intangible assets	138,500	192,250
Amortization of operating lease right-of-use assets	54,625	89,532
Gain on cancellation of office lease	-	(141,001)
Impairment loss on digital tokens	756,195	-
Realized (gain) loss from the sale of digital tokens	(301,160)	72,123
Write-off of note receivable	-	56,042
Gain on extinguishment of term debt	(506,500)	-
Stock-based compensation	(67,544)	194,096
Bad debt expense	(3,235)	(28,461)
Common stock issued for consulting services	-	43,500
Changes in operating assets and liabilities:
Digital tokens	(876,407)	-
Accounts receivables	(42,943)	118,939
Digital tokens receivable	210,000	(210,000)
Operating lease liability	(54,625)	(93,123)
Digital tokens payable	210,049	-
Prepaid expenses and other current assets	25,442	(214,229)
Other assets	-	16,897
Accounts payable, accrued expenses and other current liabilities	270,100	(420,478)
Deferred subscription revenue	(199,766)	146,855
Net cash provided by operating activities	1,090,055	912,561
Cash flows from investing activities:
Proceeds from Secured Communications Assets	-	150,000
Proceeds from the sale of digital tokens	806,618	75,406
Net cash provided by investing activities	806,618	225,406
Cash flows from financing activities:
Borrowings of term debt	-	506,500
Proceeds from issuance of common stock, net of issuance costs	3,230,739	-
Purchase of treasury stock	-	(8,844)
Net cash provided by financing activities	3,230,739	497,656
Net increase in cash and cash equivalents	5,127,412	1,635,623
Balance of cash and cash equivalents at beginning of period	5,585,420	3,427,058
Balance of cash and cash equivalents at end of period	$10,712,832	$5,062,681
Supplemental disclosure of cash flow information:
Non-cash investing and financing activities:
Modification of operating lease right-of-use asset and liability	$244,940	-